STOCKHOLDER AGREEMENT



          STOCKHOLDER AGREEMENT, dated as of March 1, 1999 (the
"Agreement"), between the undersigned holders (the "Holders") of shares of the common stock, $.01 par value (the "Company Common Stock"), of Nine West Group Inc., a Delaware Corporation (the "Company"), and Jones Apparel Group, Inc., a Pennsylvania corporation ("Parent").

                                  RECITALS

          WHEREAS, the Company, Parent and Jill Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms not otherwise defined herein being used herein as therein defined), pursuant to which the Company would be merged (the "Merger") with Merger Sub, and each outstanding share of Company Common Stock would be converted into the right to receive shares of common stock, par value $.01 per share, of Parent and an amount in cash, in accordance with the terms and subject to the conditions of the Merger Agreement;

          WHEREAS, as a condition to entering into the Merger Agreement, Parent has requested each Holder to agree, and each Holder has agreed, to enter into this Agreement;

          WHEREAS, prior to the date hereof, Parent and the Holders had no agreement, arrangement or understanding (as defined in Section 203 of the Delaware General Corporation Law (the "DGCL")) for the purpose of acquiring, holding, voting or disposing of shares of Company Common Stock;

          WHEREAS, in consideration of the agreements contained herein, prior to the date hereof, and prior to the time at and date on which Parent became an "interested stockholder" for purposes of Section 203 of the DGCL, the board of directors of the Company has approved this Agreement; and

          WHEREAS, the Company and each Holder are parties to that certain Shareholders Agreement, dated April 29, 1992 (as amended, the "Existing Shareholders Agreement") providing for, among other things, certain agreements with respect to the voting of each Holder's shares of Company Common Stock.

          NOW, THEREFORE, the parties hereto agree as follows:

                                 AGREEMENT

          1. Representations and Warranties of the Holders. Each Holder represents and warrants, severally and not jointly, to Parent as follows:


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          (a) Ownership of Securities. Each Holder is the record and beneficial owner of, and has good and marketable title to, the number of shares of Company Common Stock (the "Existing Securities") (together with any shares of Company Common Stock hereafter acquired by any Holder (including through the exercise of options or similar instruments), the "Subject Securities") set forth on the signature page to this Agreement. Such Holder does not own of record or beneficially any shares of capital stock of the Company on the date hereof other than the Existing Securities. Subject to the Existing Shareholders Agreement, such Holder has sole voting power and sole power to issue instructions with respect to the voting of the Existing Securities and sole power of disposition of the Existing Securities and, on the record date for, and on the date of the stockholders meeting of the Company held to vote on adoption of the Merger Agreement, will have sole voting power and sole power to issue instructions with respect to the voting of all of such Holder's Subject Securities and sole power of disposition of such Holder's Subject Securities.

          (b) Power; Binding Agreement. Each Holder has full power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each Holder and constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority or any other person or entity is necessary for the execution of this Agreement by any Holder and the consummation by such Holder of the transactions contemplated hereby, other than pursuant to the Exchange Act, the HSR Act or foreign competition or antitrust laws or any filing, permit, authorization, consent or approval, the failure of which to obtain would not reasonably be expected to prevent such Holder from performing its obligations under this Agreement, and neither the execution and delivery of this Agreement by such Holder nor the consummation by such Holder of the transactions contemplated hereby nor compliance by such Holder with any of the provisions hereof will conflict with or result in any breach of any applicable organizational documents or instruments applicable to such Holder, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Holder is a party or by which such Holder's Subject Securities may be bound or violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Holder as of the date hereof, other than such violations, breaches or defaults that would not reasonably be expected to prevent such Holder from performing its obligations under this Agreement.

          (d) No Liens. The Existing Securities are now and, at all times during the term hereof, the Subject Securities will be held by such Holder, or by a nominee or custodian for


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the benefit of such Holder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever,except for any encumbrances arising hereunder and except for the Existing Shareholders Agreement.

          2. Agreement to Vote Shares. At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Holder irrevocably agrees that it shall vote (or cause to be voted) all the Subject Securities that it beneficially owns on the record date of any such vote or action (a) in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof (with such modifications as the parties thereto may make (except for modifications that would adversely affect such Holder)) and each of the other transactions contemplated by the Merger Agreement and (b) against any of the following (or any agreement to enter into or effect any of the following): (i) any Acquisition Proposal or transaction or occurrence which if publicly proposed and offered to the Company and its stockholders (or any of them) would be the subject of an Acquisition Proposal or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal, action or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal, action or transaction would reasonably be expected to prevent or materially impede or delay the consummation of the Merger. Such Holder shall not commit or agree to take any action inconsistent with the foregoing.

          3. Irrevocable Proxy. Each Holder hereby, severally and not jointly, grants to, and appoints Merger Sub and the President and Treasurer of Merger Sub and the Secretary of Merger Sub, in their respective capacities as officers of Merger Sub, and any individual who shall hereafter succeed to any such office of Merger Sub, and any other designee or Merger Sub, each of them individually, such Holder's proxy and attorney-in-fact (with full power of substitution) to vote or act by written consent with respect to such Holder's Subject Securities in accordance with Section 2 hereof. This proxy is coupled with an interest and shall be irrevocable, and each Holder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the Subject Securities; provided that this proxy shall be automatically revoked without any further action on the part of the Holder, Parent or Merger Sub upon the termination of this Agreement pursuant to
Section 14 hereof.

          4. Representations and Warranties of Parent. Parent represents and warrants to each Holder as follows:

          (a) Power; Binding Agreement. Parent has full power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such


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enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (b) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority or any other person or entity is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby, other than pursuant to the Exchange Act, the HSR Act or foreign competition or antitrust laws or any filing, permit, authorization, consent or approval, the failure of which to obtain would not reasonably be expected to prevent Parent from performing its obligations under this Agreement, and neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof will conflict with or result in any breach of any applicable organizational documents or instruments applicable to Parent, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parents properties or assets may be bound or violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Parent as of the date hereof, other than such violations, breaches or defaults that would not reasonably be expected to prevent Parent from performing its obligations under this Agreement.

          5. Covenants of the Holders. Each Holder hereby agrees and covenants that:

          (a) No Solicitation. Each Holder shall not, and shall not authorize and shall use his reasonable best efforts not to permit any of his, her or its affiliates, partners, investment bankers, attorneys, agents or other advisors or representatives to, directly or indirectly, in his or its capacity as a stockholder of the Company, solicit, knowingly encourage (including by way of providing confidential information or data) or have any discussion or negotiate with any person or entity (other than Parent or any affiliate of Parent) concerning any proposal by such person or entity with respect to the Company that constitutes or could reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement), except to the extent such action is taken by such Holder in connection with or relating to actions permitted to be taken by the Company under Section 5.4 of the Merger Agreement. Each Holder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore by or on its behalf with respect to any of the foregoing.

          (b) Restriction on Transfer, Proxies and Noninterference. Each Holder shall not, and shall not authorize or permit any of his, her or its affiliates, partners, investment bankers, attorneys, agents or other advisors or representatives to, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Securities (or any interest therein), unless the transferee or pledgee of


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such Subject Securities agrees in writing in a form reasonably satisfactory to Parent (with a copy furnished to Parent) to be bound by all of the provisions of this Agreement with respect to such transferred or pledged Subject Securities, except that each such Holder may do any of theforegoing pursuant to the terms of the Merger Agreement; (ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any such Subject Securities into a voting trust or enter into a voting agreement with respect to any of the Subject Securities; (iii) take any action that would have the effect of preventing or disabling such Holder from performing his obligations under this Agreement; or (iv) commit or agree to take any of the foregoing actions.

          (c) Each Holder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the DGCL in connection with the Merger.

          (d) Each Holder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectuating the matters covered by this Agreement.

          6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent any Holder from taking any action, subject to applicable provisions of the Merger Agreement, while acting as a director of the Company. Parent acknowledges and agrees that each Holder who has signed this Agreement does so solely in his capacity as a stockholder of the Company, and not in his capacity as a director, officer or employee of the Company, and that such action on behalf of such Holder does not limit or restrict his ability to vote, or otherwise act, in his capacity as a director, officer or employee of the Company. Notwithstanding the foregoing, except as contemplated by
Section 14 hereof, this Agreement shall be and shall remain binding upon such Holder irrespective of any action taken by any such Holder in his capacity as a director, officer or employee of the Company.

          7. Assignment; Benefits. This Agreement may not be assigned by any party hereto without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, each of the Holders, Parent and their respective successors and permitted assigns.

          8. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below:

          If to the Holders:

               Vincent Camuto
               c/o Nine West Group Inc.
               1129 Westchester Avenue
               White Plains, NY  10604


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               Telecopier No.: (914) 640-4280
               Telephone No.: (914) 640-2400


               Jerome Fisher
               c/o Nine West Group Inc.
               1129 Westchester Avenue
               White Plains, NY  10604
               Telecopier No.: (914) 640-7898
               Telephone No.: (914) 640-2400

               With copies to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, NY 10017
               Telecopier No.: (212) 455-2502
               Telephone No.: (212) 455-2000
               Attention: Robert E. Spatt, Esq.

               If to Parent:

               Jones Apparel Group, Inc.
               1411 Broadway
               New York, NY  10018
               Telecopier No.: (212) 642-3936
               Telephone No.: (212) 921-0220
               Attention:  Ira M. Dansky, Esq.;

               and

               Jones Apparel Group, Inc.
               250 Rittenhouse Circle
               Keystone Park
               Bristol, PA  19007
               Telecopier No.: (215) 785-1228
               Telephone No.: (215) 785-4000
               Attention:  Wesley R. Card

               With copies to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019
               Telecopier No.: (212) 474-3700

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               Telephone No.: (212) 474-1000
               Attention: Allen Finkelson, Esq.
               Scott A. Barshay, Esq.

or to such other address or telecopy number as any party may have furnished to the other parties in writing in accordance herewith.

          9. Notice of Litigation. Each Holder shall promptly notify Parent of any pending or, to its knowledge, threatened action or proceeding challenging the validity or enforceability of this Agreement.

          10. Specific Performance. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          11. Amendment. This Agreement may not be amended or modified, except by an instrument in writing signed by or on behalf of each of the parties hereto. This Agreement may not be waived by any party hereto, except by an instrument in writing signed by or on behalf of the party granting such waiver.

          12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

          13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          14. Termination. This Agreement shall terminate upon the earliest of (i) the consummation of the Merger, (ii) the withdrawal or modification in any manner adverse to Parent by the board of directors of the Company of its approval or recommendation of the Merger Agreement pursuant to Section
5.4 of the Merger Agreement and (iii) the termination of the Merger Agreement. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's wilful breach of any of its material agreements contained in this Agreement; and provided further that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including the Merger Agreement.


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          15. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


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          IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.


                                 JONES APPAREL GROUP, INC.


                                 By: /s/ Sidney Kimmel
                                    ------------------------
                                    Name:  Sidney Kimmel
                                    Title:  Chairman


                                     /s/ Vincent Camuto
                                    ------------------------
                                    Vincent Camuto
                                    Shares of Company Common Stock: 4,344,208


                                     /s/ Jerome Fisher
                                    ------------------------
                                    Jerome Fisher
                                    Shares of Company Common Stock: 2,360,618